SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549


FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
1934

Date of Report (Date of earliest event reported):  August 25,
1996


Varian Associates, Inc.
(Exact name of registrant as specified in its charter)



Delaware
(State or other jurisdiction of incorporation)

1-7598
(Commission File Number)

94-235945
(I.R.S. Employer Identification No.)


3050 Hansen Way
Palo Alto, California 94304-1000
(Address of principal executive offices, including Zip Code)

Registrant's telephone number, including area code:  (415)
493-4000


Not applicable
(Former name or former address, if changed since last report)


Item 5.  Other Events.

On August 25, 1996, all outstanding Preferred Stock Purchase
Rights ("Rights") issued by the Registrant pursuant to the Rights
Agreement, dated as of August 25, 1986, as amended by the First
Amendment to Rights Agreement, dated as of June 29, 1989, and the Second Amendment to Rights Agreement, dated as of November 3,
1995 (as so amended, the "Rights Agreement"), by and among the Registrant and First Chicago Trust Company of New York, a New
York trust company, as Rights Agent, expired and became unexercisable.

All outstanding stock certificates now represent only shares of Common Stock, regardless of whether any of such certificates include a legend referencing the Rights. Trading in the Rights on the New York Stock Exchange and the Pacific Stock Exchange has been suspended. As soon as practicable, the Rights will be delisted from such exchanges and the registration of the Rights under
Section 12(b) of the Securities Exchange Act of 1934, as amended, will be terminated. The Common Stock will remain listed and traded on such exchanges and registered under such law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  August 26, 1996

VARIAN ASSOCIATES, INC.


By: /s/ Joseph B. Phair
Vice President,
General Counsel
and Secretary